UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): April 1, 2005

DEVCON INTERNATIONAL CORP.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-07152	59-0671992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 East Newport Center Drive, Suite 201

Deerfield Beach, Florida 33442

(Address of principal executive office)

Registrant’s telephone number, including area code (954) 429-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Late Filing of 10-K and Material Weaknesses

On April 1, 2005, Devcon International Corp. (the “Company”) filed a Notification of Late Filing on Form 12b-25 indicating that the Company would be late in filing its annual report on Form 10-K and issued the press release, attached hereto as Exhibit 99.1. As set forth in the press release, when the Company does file its Form 10-K, the Company anticipates that the Form 10-K will report (i) an increase in Interest and Other Income of approximately $11 million resulting from the Satisfaction Agreement entered into between the Company’s Antiguan subsidiaries and the government of Antigua as previously reported in the Company’s filings with the Securities and Exchange Commission, (ii) an improvement in the Company’s year-end operating loss of approximately $5 million as a result of an increase in revenue in the Company’s Construction Division, (iii) the Company’s operating loss for the three months ended December 31, 2004 will exceed the operating loss for the comparable prior year period by approximately $2 to 3 million resulting primarily from the Company’s Materials Division, as well as increases in Selling, General & Administrative expenses. The Company also anticipates the Form 10-K will report that during the course of the annual audit of the Company’s 2004 financial statements, the Company’s independent auditor has identified the existence of material weaknesses relating to the Company having insufficient accounting disclosure controls and procedures and inadequate controls pertaining to the Company’s review and oversight of subsidiary financial results originating in the Company’s Construction and Materials Divisions. A material weakness is a control deficiency or combination of control deficiencies, that result in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Item 8.01 Other Events.

Late Filing of 10-K and Material Weaknesses

On April 1, 2005, Devcon International Corp. (the “Company”) filed a Notification of Late Filing on Form 12b-25 indicating that the Company would be late in filing its annual report on Form 10-K and issued the press release, attached hereto as Exhibit 99.1. As set forth in the press release, when the Company does file its Form 10-K, the Company anticipates that the Form 10-K will report (i) an increase in Interest and Other Income of approximately $11 million resulting from the Satisfaction Agreement entered into between the Company’s Antiguan subsidiaries and the government of Antigua as previously reported in the Company’s filings with the Securities and Exchange Commission, (ii) an improvement in the Company’s year-end operating loss of approximately $5 million as a result of an increase in revenue in the Company’s Construction Division, (iii) the Company’s operating loss for the three months ended December 31, 2004 will exceed the operating loss for the comparable prior year period by approximately $2 to 3 million resulting primarily from the Company’s Materials Division, as well as increases in Selling, General & Administrative expenses. The Company also anticipates the Form 10-K will report that during the course of the annual audit of the Company’s 2004 financial statements, the Company’s independent auditor has identified the existence of material weaknesses relating to the Company having insufficient accounting disclosure controls and procedures and inadequate controls pertaining to the Company’s review and oversight of subsidiary financial results originating in the Company’s Construction and Materials Divisions. A material weakness is a control deficiency or combination of control deficiencies, that result in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not Applicable.

(b)	Pro Forma Financial Information

Not Applicable.

(c)	Exhibits

Exhibit No.	Document
99.1	Press Release dated April 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVCON INTERNATIONAL CORP.

Date: April 6, 2005	By:	/s/ Stephen J. Ruzika
	Name:	Stephen J. Ruzika
	Title:	President

Index to Exhibits

Exhibit No.	Exhibit Title
99.1	Press Release dated April 4, 2005.